The Howard Hughes Corporation Supplemental Information Three Months Ended June 30, 2022 NYSE: HHC Exhibit 99.2

HOWARD HUGHES 2 Cautionary StatementsCautionary Statements Forward Looking Statements This presentation includes forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “forecast,” “plan,” “intend,” "believe," “likely,” “may,” “realize,” “should,” “transform,” “would” and other statements of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. We caution you not to rely on these forward-looking statements. For a discussion of the risk factors that could have an impact on these forward-looking statements, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission (SEC) on February 28, 2022. The statements made herein speak only as of the date of this presentation, and we do not undertake to update this information except as required by law. Past performance does not guarantee future results. Performance during time periods shown is limited and may not reflect the performance for the full year or future years, or in different economic and market cycles. Non-GAAP Financial Measures Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP); however, we use certain non-GAAP performance measures in this presentation, in addition to GAAP measures, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. Management continually evaluates the usefulness, relevance, limitations and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. The non-GAAP financial measures used in this presentation are funds from operations (FFO), core funds from operations (Core FFO), adjusted funds from operations (AFFO) and net operating income (NOI). FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income calculated in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges (which we believe are not indicative of the performance of our operating portfolio). We calculate FFO in accordance with NAREIT’s definition. Since FFO excludes depreciation and amortization, gains and losses from depreciable property dispositions, and impairments, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition, development activities and financing costs. This provides a perspective of our financial performance not immediately apparent from net income determined in accordance with GAAP. Core FFO is calculated by adjusting FFO to exclude the impact of certain non-cash and/or nonrecurring income and expense items, as set forth in the calculation herein. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of the ongoing operating performance of the core operations across all segments, and we believe it is used by investors in a similar manner. Finally, AFFO adjusts our Core FFO operating measure to deduct cash expended on recurring tenant improvements and capital expenditures of a routine nature to present an adjusted measure of Core FFO. Core FFO and AFFO are non-GAAP and non-standardized measures and may be calculated differently by other peer companies. We define NOI as operating revenues (rental income, tenant recoveries and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing and other property expenses,), plus our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment, and Equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by- property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. While FFO, Core FFO, AFFO and NOI are relevant and widely used measures of operating performance of real estate companies, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance. FFO, Core FFO, AFFO and NOI do not purport to be indicative of cash available to fund our future cash requirements. Further, our computations of FFO, Core FFO, AFFO and NOI may not be comparable to FFO, Core FFO, AFFO and NOI reported by other real estate companies. We have included in this presentation a reconciliation from GAAP net income to FFO, Core FFO and AFFO, as well as reconciliations of our GAAP Operating Assets segment earnings before taxes (EBT) to NOI and Seaport segment EBT to NOI. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. Additional Information Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed or furnished documents are available and may be accessed free of charge through the “Investors” section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC. Also available through the Investors section of our website are beneficial ownership reports filed by our directors, officers and certain shareholders on Forms 3, 4 and 5.

3 Table of Contents Table of Contents FINANCIAL OVERVIEW Definitions 4 Company Profile 5 Financial Summary 7 Balance Sheets 9 Statements of Operations 10 OPERATING PORTFOLIO PERFORMANCE Same Store Metrics 11 NOI by Region 13 Stabilized Properties 15 Unstabilized Properties 17 Under Construction Properties 18 Seaport Operating Performance 19 OTHER PORTFOLIO METRICS Ward Village - Sold Out Condominiums 20 Ward Village - Completed or Under Construction Condominiums to be Sold 21 Summary of Remaining Development Costs 22 Portfolio Key Metrics 23 MPC Performance 24 MPC Land 25 Lease Expirations 26 Acquisition / Disposition Activity 27 Other/Non-core Assets 28 Debt Summary 29 Property-Level Debt 30 Ground Leases 32 Reconciliations of Non-GAAP Measures 33

HOWARD HUGHES 4 Stabilized - Properties in the Operating Assets and Seaport segments that have been in service for more than 36 months or have reached 90% occupancy, whichever occurs first. If an office, retail or multi-family property has been in service for more than 36 months but does not exceed 90% occupancy, the asset is considered underperforming. Unstabilized - Properties in the Operating Assets and Seaport segments that have been in service for less than 36 months and do not exceed 90% occupancy. Under Construction - Projects in the Strategic Developments and Seaport segments for which construction has commenced as of June 30, 2022, unless otherwise noted. This excludes MPC and condominium development. Net Operating Income (NOI) - We define net operating income (NOI) as operating cash revenues (rental income, tenant recoveries and other revenue) less operating cash expenses (real estate taxes, repairs and maintenance, marketing and other property expenses), including our share of NOI from equity investees. NOI excludes straight-line rents and amortization of tenant incentives, net interest expense, ground rent amortization, demolition costs, amortization, other (loss) income, depreciation, development-related marketing costs, gain on sale or disposal of real estate and other assets, net, provision for impairment and, unless otherwise indicated, equity in earnings from real estate and other affiliates. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that factors which vary by property, such as lease structure, lease rates and tenant bases, have on our operating results, gross margins and investment returns. We believe that NOI is a useful supplemental measure of the performance of our Operating Assets and Seaport segments because it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating real estate properties and the impact on operations from trends in rental and occupancy rates and operating costs. Estimated Stabilized NOI - Stabilized NOI is initially projected prior to the development of the asset based on market assumptions and is revised over the life of the asset as market conditions evolve. On a quarterly basis, each asset’s Annualized NOI is compared to its projected Stabilized NOI in conjunction with forecast data to determine if an adjustment is needed. Adjustments to Stabilized NOI are made when changes to the asset's long-term performance are thought to be more than likely and permanent. Remaining Development Costs - Development costs and related debt held for projects that are under construction or substantially complete and in service in the Operating Assets or the Seaport segment but have not reached stabilized occupancy status are disclosed on the Summary of Remaining Development Costs slide if the project has more than $1.0 million of estimated costs remaining to be incurred. The total estimated costs and costs paid are prepared on a cash basis to reflect the total anticipated cash requirements for the projects. Projects not yet under construction are not included. Same Store Properties - The Company defines Same Store Properties as consolidated and unconsolidated properties that are acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store Properties exclude properties placed in- service, acquired, repositioned or in development or redevelopment after the beginning of the earliest period presented or disposed of prior to the end of the latest period presented. Accordingly, it takes at least one year and one quarter after a property is acquired or treated as in-service for that property to be included in Same Store Properties. Same Store NOI - We calculate Same Store Net Operating Income (Same Store NOI) as Operating Assets NOI applicable to consolidated properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by the Company through the end of the latest period presented. Same Store NOI also includes the Company's share of NOI of unconsolidated properties and the annual distribution from a cost basis investment. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of our operating performance. We believe that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other companies may not define Same Store NOI in the same manner as we do; therefore, our computation of Same Store NOI may not be comparable to that of other companies. Additionally, we do not control investments in unconsolidated properties and while we consider disclosures of our share of NOI to be useful, they may not accurately depict the legal and economic implications of our investment arrangements. DefinitionsDefinitions

Company Profile - Summary & Results

NYSE: HHC

Q2 2022 Company Performance	
Share Price - June 30, 2022	$ 68.05
Diluted Earnings / Share	$ 0.42
FFO / Diluted Share	$ 1.33
Core FFO / Diluted Share	$ 1.47
AFFO / Diluted Share	$ 1.42



'A'ali'i
35%
Q2'22
Condo
sales
43 units
Kō'ula
63%
Victoria Place
2%



Bridgeland
29%
Q2'22
MPC EBT
$71.3M
Summerlin
68%
The Woodlands/
Woodlands Hills
3%

Recent Company Highlights

NEW YORK, April 4, 2022 (PRNewswire) - The Howard Hughes Corporation (HHC) and world-renowned chef Jean-Georges Vongerichten announced that HHC has invested $55 million in Jean-Georges Restaurants to acquire a minority stake in the company and to fund growth capital for Jean-Georges' expanding global business. HHC will have the right to acquire an additional ownership stake in the company. The existing Jean-Georges Restaurants management team will retain control of all day-to-day decision making. Jean-Georges Restaurants currently has over 40 hospitality offerings and a strong pipeline of new concepts.

COLUMBIA, Md., June 14, 2022 (PRNewswire) - The Howard Hughes Corporation® (HHC) announced that CareFirst BlueCross BlueShield (CareFirst), the largest not-for-profit health plan in the Mid-Atlantic region, has leased 80,000 square feet of office space in 6100 Merriweather in Downtown Columbia®. CareFirst selected Downtown Columbia as the location for its first major "spoke" office as part of the company's regional expansion strategy.

HOUSTON, June 16, 2022 (PRNewswire) - The Howard Hughes Corporation (HHC) announced the sale of The Outlet Collection at Riverwalk®, an approximately 264,000-square-foot urban outlet center in New Orleans, to Rockstep Riverwalk, LLC for $34 million.The sale brings the total net proceeds from HHC's non-core asset dispositions to $578 million and marks the sale of the last remaining non-core asset located outside of the company's core communities.

Operating Portfolio by Region



Summerlin
NEVADA
Bridgeland
TEXAS
The Woodlands Hills
TEXAS
The Seaport
NEW YORK
Ward Village
HAWAII
Douglas Ranch
ARIZONA
The Woodlands
TEXAS
Columbia
MARYLAND

HOWARD HUGHES

5

Company Profile - Summary & Results (cont.)

Q2 2022 Path to Projected Annual Stabilized NOI

Currently Under Construction


Retail
4%
Office
27%
Projected
Stabilized
NOI
$35.5M
Multi-family
69%

Retail Sq. Ft.	68,800
Office Sq. Ft.	320,000
Multi-family Units	1,387

Currently Unstabilized


Retail
9%
Projected
Stabilized
NOI
$29.9M
Office
91%

Retail Sq. Ft.	84,094
Office Sq. Ft.	914,536
Multi-family Units	—

Currently Stabilized (a)


Other
9%
Retail
24%
Projected
Stabilized
NOI
$291.1M
Office
45%
Multi-family
22%

Retail Sq. Ft.	2,359,670
Office Sq. Ft.	5,286,448
Multi-family Units	4,200

Total


Other
7%
Retail
20%
Projected
Stabilized
NOI
$356.5M
Office
48%
Multi-family
25%

Retail Sq. Ft.	2,512,564
Office Sq. Ft.	6,520,984
Multi-family Units	5,587

Q2 2022 Operating Results by Property Type

Currently Unstabilized


Retail
24%
Q2 '22
Unstabilized
NOI
$0.7M
Office
76%

Currently Stabilized


Other
12%
Office
45%
Q2 '22
Stabilized
NOI
$65.6M
Retail
22%
Multi-family
21%

Total


Other
12%
Office
45%
Q2 '22
Total
NOI
$66.3M
Retail
22%
Multi-family
21%

Path to Projected Annual Stabilized NOI charts exclude Seaport NOI, units, and square footage until we have greater clarity with respect to the performance of our tenants. See page 19 for Seaport NOI and other project information. See page 4 for definitions of Under Construction, Unstabilized,Stabilized and Net Operating Income (NOI).

(a) Decrease in Stabilized square footage from the prior quarter is primarily due to the sale of Outlet Collection at Riverwalk and the transfer of Ward Village Retail square footage to the Strategic Developments segment for condominium development.

HOWARD HUGHES

6

Financial Summary

thousands except share price and billions	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	YTD Q2 2022	YTD Q2 2021
Company Profile							
Share price (a)	$ 68.05	$ 103.61	$ 101.78	$ 87.81	$ 97.46	$ 68.05	$ 97.46
Market Capitalization (b)	$3.4b	$5.4b	$5.5b	$4.8b	$5.4b	$3.4b	$5.4b
Enterprise Value (c)	$7.7b	$9.4b	$9.3b	$8.3b	$8.8b	$7.7b	$8.8b
Weighted avg. shares - basic	50,786	52,453	54,487	55,727	55,704	51,612	55,691
Weighted avg. shares - diluted	50,822	52,501	54,535	55,756	55,757	51,651	55,691
Total diluted share equivalents outstanding (a)	50,263	52,433	54,068	55,126	55,130	50,263	55,130
Debt Summary							
Total debt payable (d)	$4,847,318	$4,722,552	$4,639,416	$4,468,713	$4,494,183	$4,847,318	$4,494,183
Fixed-rate debt	$3,320,845	$3,197,722	$3,125,559	$2,795,832	$2,726,121	$3,320,845	$2,726,121
Weighted avg. rate - fixed	4.40 %	4.40 %	4.41 %	4.49 %	4.51 %	4.40 %	4.51 %
Variable-rate debt, excluding condominium financing	$1,255,498	$1,291,921	$1,314,674	$1,298,358	$1,444,733	$1,255,498	$1,444,733
Weighted avg. rate - variable	4.45 %	3.58 %	3.49 %	3.95 %	3.54 %	4.45 %	3.54 %
Condominium debt outstanding at end of period	$ 270,975	$ 232,909	$ 199,183	$ 374,523	$ 323,328	$ 270,975	$ 323,328
Weighted avg. rate - condominium financing	5.00 %	4.79 %	4.77 %	3.99 %	4.06 %	5.00 %	4.06 %
Leverage ratio (debt to enterprise value)	62.36 %	49.63 %	50.64 %	53.60 %	50.79 %	62.36 %	50.79 %
General and Administrative							
General and administrative (G&A)	$ 15,512	$ 25,891	$ 20,857	$ 19,033	$ 20,334	$ 41,403	$ 42,100
Less: Non-cash stock compensation	(1,254)	(1,437)	(2,468)	(2,637)	(2,248)	(2,691)	(4,781)
Cash G&A (e)(f)	$ 14,258	$ 24,454	$ 18,389	$ 16,396	$ 18,086	$ 38,712	$ 37,319

(a) Presented as of period end date.
(b) Market capitalization = Closing share price as of the last trading day of the respective period times total diluted share equivalents outstanding as of the date presented.
(c) Enterprise Value = Market capitalization + book value of debt + noncontrolling interest - cash and equivalents.
(d) Represents total mortgages, notes and loans payable, as stated in our GAAP financial statements as of the respective date, excluding unamortized deferred financing costs and bond issuance costs.
(e) Cash G&A is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as an indicator of overhead efficiency without regard to non-cash expenses associated with stock compensation. However, it should not be used as an alternative to general and administrative expenses in accordance with GAAP.
(f) The first quarter of 2022 includes $2.3 million of severance and bonus costs related to our former Chief Financial Officer.

HOWARD HUGHES

7

Financial Summary (cont.)

thousands except percentages	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	YTD Q2 2022	YTD Q2 2021
Operating Assets Segment Income							
Revenues	$ 115,504	$ 96,805	$ 103,177	$ 124,095	$ 109,364	$ 212,309	$ 200,967
Expenses	(51,543)	(46,291)	(47,813)	(61,120)	(53,176)	(97,834)	(100,640)
Company's Share NOI - Equity investees	2,386	6,754	2,053	(47)	1,690	9,140	5,830
Operating Assets NOI (a)	$ 66,347	$ 57,268	$ 57,417	$ 62,928	$ 57,878	$ 123,615	$ 106,157
Avg. NOI margin	57%	59%	56%	51%	53%	58%	53%
MPC Segment Earnings							
Total revenues	$ 108,110	$ 80,692	$ 214,820	$ 72,061	$ 74,578	$ 188,802	$ 122,865
Total expenses (b)	(45,136)	(36,896)	(101,205)	(35,474)	(33,905)	(82,032)	(57,172)
Depreciation and amortization	(92)	(90)	(94)	(102)	(98)	(182)	(170)
Interest (expense) income, net (c)	11,783	10,422	10,949	10,362	10,615	22,205	21,372
Other income (loss), net	23	—	—	—	—	23	—
Equity in earnings (losses) from real estate and other affiliates	(3,422)	5,550	4,831	8,277	18,641	2,128	46,291
Gain (loss) on extinguishment of debt	—	—	—	(1,004)	—	—	—
MPC Segment EBT (c)	$ 71,266	$ 59,678	$ 129,301	$ 54,120	$ 69,831	$ 130,944	$ 133,186
Seaport Segment Income							
Revenues	$ 27,090	$ 9,961	$ 14,749	$ 20,224	$ 10,202	$ 37,051	$ 17,099
Expenses	(27,774)	(15,703)	(20,268)	(23,749)	(14,477)	(43,477)	(25,618)
Company's share NOI - equity investees	(3,022)	(2,575)	(272)	(38)	(147)	(5,597)	(282)
Seaport NOI (d)	$ (3,706)	$ (8,317)	$ (5,791)	$ (3,563)	$ (4,422)	$ (12,023)	$ (8,801)
Avg. NOI margin	(14%)	(83%)	(39%)	(18%)	(43%)	(32%)	(51%)
Condo Gross Profit							
Condominium rights and unit sales	$ 21,420	$ 19,616	$ 464,406	$ 163	$ 12,861	$ 41,036	$ 50,028
Adjusted condominium rights and unit cost of sales (e)	(16,833)	(14,180)	(345,714)	(82)	(13,435)	(31,013)	(47,907)
Condo adjusted gross profit	$ 4,587	$ 5,436	$ 118,692	$ 81	$ (574)	$ 10,023	$ 2,121

(a) Operating Assets NOI includes the Howard Hughes Corporation's (the Company or HHC) share of equity method investments NOI and the annual distribution from our cost basis investment. Prior periods have been adjusted to be consistent with current period presentation.

(b) Expenses include both actual and estimated future costs of sales allocated on a relative sales value to land parcels sold, including Master Planned Communities (MPC)-level G&A and real estate taxes on remaining residential and commercial land.

(c) MPC Segment EBT (Earnings before tax, as discussed in our GAAP financial statements), includes negative interest expense relating to capitalized interest for the segment on debt held in other segments and at corporate.

(d) Seaport NOI includes the Company's share of equity method investments NOI.

(e) Excludes $2.7 million charge in the second quarter of 2022 and $20.5 million charge in the first quarter of 2021, for the estimated costs related to construction defects at the Waiea tower. The Company expects to recover all the repair costs from the general contractor, other responsible parties and insurance proceeds.

HOWARD HUGHES

8

HOWARD HUGHES 9 thousands except par values and share amounts June 30, 2022 December 31, 2021 ASSETS Unaudited Unaudited Investment in real estate: Master Planned Communities assets $ 2,383,096 $ 2,282,768 Buildings and equipment 3,939,573 3,962,441 Less: accumulated depreciation (800,872) (743,311) Land 306,948 322,439 Developments 1,520,856 1,208,907 Net property and equipment 7,349,601 7,033,244 Investment in real estate and other affiliates 240,616 369,949 Net investment in real estate 7,590,217 7,403,193 Net investment in lease receivable 2,840 2,913 Cash and cash equivalents 572,774 843,212 Restricted cash 349,850 373,425 Accounts receivable, net 96,219 86,388 Municipal Utility District receivables, net 437,378 387,199 Notes receivable, net 5,729 7,561 Deferred expenses, net 127,113 119,825 Operating lease right-of-use assets, net 46,830 57,022 Prepaid expenses and other assets, net 279,130 300,956 Total assets $ 9,508,080 $ 9,581,694 LIABILITIES Mortgages, notes and loans payable, net $ 4,800,692 $ 4,591,157 Operating lease obligations 50,199 69,363 Deferred tax liabilities 207,023 204,837 Accounts payable and accrued expenses 1,006,365 983,167 Total liabilities 6,064,279 5,848,524 Redeemable noncontrolling interest — 22,500 EQUITY Preferred stock: $0.01 par value; 50,000,000 shares authorized, none issued — — Common stock: $0.01 par value; 150,000,000 shares authorized, 56,295,548 issued and 50,262,549 outstanding as of June 30, 2022, 56,173,276 shares issued and 54,065,661 outstanding as of December 31, 2021 564 563 Additional paid-in capital 3,967,194 3,960,418 Retained earnings (accumulated deficit) 7,230 (16,456) Accumulated other comprehensive income (loss) 2,362 (14,457) Treasury stock, at cost, 6,032,999 shares as of June 30, 2022, and 2,107,615 shares as of December 31, 2021 (583,952) (220,073) Total stockholders' equity 3,393,398 3,709,995 Noncontrolling interests 50,403 675 Total equity 3,443,801 3,710,670 Total liabilities and equity $ 9,508,080 $ 9,581,694 Share Count Details (thousands) Shares outstanding at end of period (including restricted stock) 50,263 54,066 Dilutive effect of stock options (a) — 2 Total diluted share equivalents outstanding 50,263 54,068 (a) Stock options assume net share settlement calculated for the period presented. Balance Sheets

Statements of Operations

thousands except per share amounts	Q2 2022	Q2 2021	YTD Q2 2022	YTD Q2 2021
REVENUES	Unaudited	Unaudited	Unaudited	Unaudited
Condominium rights and unit sales	$ 21,420	$ 12,861	$ 41,036	$ 50,028
Master Planned Communities land sales	84,979	58,342	146,447	95,819
Rental revenue	104,055	88,476	199,164	174,375
Other land, rental and property revenues	47,783	41,389	67,320	64,632
Builder price participation	18,471	11,389	32,967	18,183
Total revenues	**276,708**	**212,457**	**486,934**	**403,037**
EXPENSES				
Condominium rights and unit cost of sales	19,546	13,435	33,726	68,403
Master Planned Communities cost of sales	31,263	24,858	55,949	40,509
Operating costs	86,119	71,243	151,674	129,841
Rental property real estate taxes	13,014	13,716	28,196	27,707
Provision for (recovery of) doubtful accounts	1,288	(1,520)	2,132	(2,098)
General and administrative	15,512	20,334	41,403	42,100
Depreciation and amortization	48,976	49,788	97,569	99,096
Other	2,674	2,546	5,083	4,190
Total expenses	**218,392**	**194,400**	**415,732**	**409,748**
OTHER				
Provision for impairment	—	(13,068)	—	(13,068)
Gain (loss) on sale or disposal of real estate and other assets, net	4,018	21,333	4,009	21,333
Other income (loss), net	714	(663)	493	(10,971)
Total other	**4,732**	**7,602**	**4,502**	**(2,706)**
Operating income (loss)	63,048	25,659	75,704	(9,417)
Interest income	254	31	278	72
Interest expense	(28,152)	(31,439)	(55,590)	(65,649)
Gain (loss) on extinguishment of debt	(363)	(51)	(645)	(35,966)
Equity in earnings (losses) from real estate and other affiliates	(6,092)	7,867	11,820	23,663
Income (loss) before income taxes	28,695	2,067	31,567	(87,297)
Income tax expense (benefit)	7,263	(1,550)	7,964	(22,755)
Net income (loss)	21,432	3,617	23,603	(64,542)
Net (income) loss attributable to noncontrolling interests	132	1,224	83	2,789
Net income (loss) attributable to common stockholders	**$ 21,564**	**$ 4,841**	**$ 23,686**	**$ (61,753)**
Basic income (loss) per share	**$ 0.42**	**$ 0.09**	**$ 0.46**	**$ (1.11)**
Diluted income (loss) per share	**$ 0.42**	**$ 0.09**	**$ 0.46**	**$ (1.11)**

HOWARD HUGHES

10

Same Store NOI - Operating Assets Segment

thousands	Q2 2022	Q2 2021	$ Change	% Change	YTD Q2 2022	YTD Q2 2021	$ Change	% Change
Same Store Office								
Houston, TX	$ 19,402	$ 16,569	$ 2,833	17 %	$ 35,477	$ 35,030	$ 447	1 %
Columbia, MD	6,573	6,120	453	7 %	12,378	10,062	2,316	23 %
Las Vegas, NV	3,764	3,594	170	5 %	7,061	7,023	38	1 %
Total Same Store Office	**29,739**	**26,283**	**3,456**	**13 %**	**54,916**	**52,115**	**2,801**	**5 %**
Same Store Retail								
Houston, TX	3,663	2,768	895	32 %	6,327	5,613	714	13 %
Columbia, MD	636	506	130	26 %	1,056	938	118	13 %
Las Vegas, NV	5,839	7,327	(1,488)	(20)%	11,641	12,928	(1,287)	(10)%
Honolulu, HI	4,479	3,403	1,076	32 %	8,542	6,220	2,322	37 %
Total Same Store Retail	**14,617**	**14,004**	**613**	**4 %**	**27,566**	**25,699**	**1,867**	**7 %**
Same Store Multi-Family								
Houston, TX	7,195	4,675	2,520	54 %	13,850	8,364	5,486	66 %
Columbia, MD	1,654	1,094	560	51 %	3,267	1,469	1,798	122 %
Las Vegas, NV	1,800	1,641	159	10 %	3,648	3,312	336	10 %
Company's Share NOI - Equity Investees	1,786	1,715	71	4 %	3,530	3,327	203	6 %
Total Same Store Multi-Family	**12,435**	**9,125**	**3,310**	**36 %**	**24,295**	**16,472**	**7,823**	**47 %**
Same Store Other								
Houston, TX	1,908	1,708	200	12 %	3,653	3,254	399	12 %
Columbia, MD	(222)	(23)	(199)	(865)%	(124)	(105)	(19)	(18)%
Las Vegas, NV	5,513	3,213	2,300	72 %	4,417	2,568	1,849	72 %
Honolulu, HI	91	91	—	— %	104	90	14	16 %
Company's Share NOI - Equity and Cost Investees	600	535	65	12 %	5,610	4,670	940	20 %
Total Same Store Other	**7,890**	**5,524**	**2,366**	**43 %**	**13,660**	**10,477**	**3,183**	**30 %**
Total Same Store NOI	**64,681**	**54,936**	**9,745**	**18 %**	**120,437**	**104,763**	**15,674**	**15 %**
Non-Same Store NOI	**1,666**	**2,942**	**(1,276)**	**(43)%**	**3,178**	**1,394**	**1,784**	**128 %**
Total Operating Assets NOI	**$ 66,347**	**$ 57,878**	**$ 8,469**	**15 %**	**$ 123,615**	**$ 106,157**	**$ 17,458**	**16 %**

See page 4 for definitions of Same Store Properties and Same Store NOI.

HOWARD HUGHES

11

HOWARD HUGHES 12 thousands Q2 2022 Q1 2022 Q4 2021 Q3 2021 Q2 2021 Same Store Metrics Stabilized Leasing Percentages Office 88% 90% 91% 88% 89 % Retail 93% 91% 92% 91% 93 % Multi-Family 96% 98% 99% 97% 97 % Unstabilized Leasing Percentages Office 64% 52% 52% 45% 43 % Retail 78% 72% 72% 70% 70 % Multi-Family (a) — % — % — % 89% 88 % Same Store NOI Office $ 29,739 $ 25,177 $ 29,908 $ 27,816 $ 26,283 Retail 14,617 12,949 14,606 15,151 14,004 Multi-Family 12,435 11,860 11,562 11,022 9,125 Other 7,890 5,770 884 8,409 5,524 Total Same Store NOI $ 64,681 $ 55,756 $ 56,960 $ 62,398 $ 54,936 Quarter over Quarter Change in Same Store NOI 16% (2) % (9) % 14 % See page 4 for definitions of Same Store Properties and Same Store NOI. (a) As of Q4 2021, all same store multi-family properties are stabilized. Same Store Performance - Operating Assets Segment

NOI by Region, excluding Seaport

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q2 2022 Occupied (#)		Q2 2022 Leased (#)		Q2 2022 Occupied (%)		Q2 2022 Leased (%)		Q2 2022 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Stabilized Properties														
Office - Houston	100 %	3,373,048	—	2,875,091	—	2,931,769	—	85 %	— %	87 %	— %	$ 78,751	$ 91,650	—
Office - Columbia	100 %	1,380,972	—	1,145,113	—	1,209,961	—	83 %	— %	88 %	— %	23,054	26,182	—
Office - Summerlin	100 %	532,428	—	523,010	—	529,264	—	98 %	— %	99 %	— %	14,822	14,892	—
Retail - Houston	100 %	420,527	—	371,012	—	382,359	—	88 %	— %	91 %	— %	12,806	13,769	—
Retail - Columbia	100 %	99,899	—	99,899	—	99,899	—	100 %	— %	100 %	— %	3,041	2,712	—
Retail - Hawai'i	100 %	907,375	—	769,218	—	804,046	—	85 %	— %	89 %	— %	19,005	26,067	—
Retail - Summerlin	100 %	800,140	—	779,810	—	792,631	—	97 %	— %	99 %	— %	24,779	26,300	—
Multi-Family - Houston (e)	100 %	34,419	2,610	27,152	2,476	33,473	2,520	79 %	95 %	97 %	97 %	34,927	39,982	—
Multi-Family - Columbia (e)	50 %	97,310	1,199	55,587	1,141	80,552	1,162	57 %	95 %	83 %	97 %	13,869	16,330	—
Multi-Family - Summerlin (e)	100 %	—	391	—	364	—	369	— %	93 %	— %	94 %	7,206	7,548	—
Self-Storage - Houston	100 %	—	1,362	—	1,316	—	1,338	— %	97 %	— %	98 %	1,395	1,397	—
Other - Summerlin	100 %	—	—	—	—	—	—	— %	— %	— %	— %	14,222	14,271	—
Other Assets (f)	Various	135,801	—	135,801	—	135,801	—	100 %	— %	100 %	— %	9,125	9,988	—
Total Stabilized Properties (g)												**$ 257,002**	**$ 291,088**	—
Unstabilized Properties														
Office - Houston	100 %	595,336	—	263,859	—	286,951	—	44 %	— %	48 %	— %	$ (374)	$ 17,900	0.5
Office - Columbia	100 %	319,200	—	214,325	—	298,610	—	67 %	— %	94 %	— %	3,934	9,200	0.5
Retail - Houston	100 %	72,977	—	52,810	—	56,912	—	72 %	— %	78 %	— %	942	2,200	0.5
Retail - Hawaii	100 %	11,117	—	8,820	—	8,820	—	79 %	— %	79 %	— %	(25)	637	2.5
Total Unstabilized Properties												**$ 4,477**	**$ 29,937**	**1.8**

HOWARD HUGHES

13

NOI by Region, excluding Seaport (cont.)

thousands except Sq. Ft. and units	% Ownership (a)	Total		Q2 2022 Occupied (#)		Q2 2022 Leased (#)		Q2 2022 Occupied (%)		Q2 2022 Leased (%)		Q2 2022 Annualized NOI (b)	Stabilized NOI (c)	Time to Stabilize (Years) (d)
		Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units	Sq. Ft.	Units			
Under Construction Properties														
Office - Houston	100 %	53,000	—	—	—	—	—	— %	— %	— %	— %	n/a	$ 1,388	1.5
Office - Summerlin	100 %	267,000	—	—	—	—	—	— %	— %	— %	— %	n/a	8,374	3.5
Retail - Hawai'i	100 %	36,800	—	—	—	—	—	— %	— %	— %	— %	n/a	1,281	3.3
Multi-Family - Houston (e)	100 %	—	621	—	—	—	—	— %	— %	— %	— %	n/a	9,218	3.4
Multi-Family - Summerlin (e)	100 %	—	294	—	—	—	—	— %	— %	— %	— %	n/a	5,899	4.5
Multi-Family - Columbia (e)	100 %	32,000	472	—	—	—	—	— %	— %	— %	— %	n/a	9,325	3.8
Total Under Construction Properties												**n/a**	**$ 35,485**	**3.6**
Total / Wtd. Avg. for Portfolio												**$ 261,479**	**$ 356,510**	**3.3**

(a) Includes our share of NOI for our joint ventures.
(b) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q2 2022 NOI were not annualized. Annualized Q2 2022 NOI also includes distribution received from cost method investment in Q1 2022. For purposes of this calculation, this one time annual distribution is not annualized.
(c) Excludes Seaport NOI, units, and square feet until we have greater clarity with respect to the performance of our tenants. See page 19 for Seaport Est. stabilized yield and other project information.
(d) The expected stabilization date used in the Time to Stabilized calculation for all unstabilized and under construction assets is set 36 months from the in-service or expected in-service date.
(e) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(f) These assets can be found on page 16 of this presentation.
(g) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent and other market factors.

HOWARD HUGHES
14

Stabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Q2 2022 % Occ. (a)	Q2 2022 % Leased (a)	Annualized Q2 2022 NOI (b) (c)	Est. Stabilized NOI (b)
Office							
One Hughes Landing	Houston, TX	100 %	197,719	55 %	55 %	$ 2,844	$ 6,170
Two Hughes Landing	Houston, TX	100 %	197,714	68 %	77 %	4,087	6,000
Three Hughes Landing	Houston, TX	100 %	320,815	91 %	92 %	8,899	8,245
1725 Hughes Landing Boulevard	Houston, TX	100 %	331,176	56 %	56 %	5,385	6,900
1735 Hughes Landing Boulevard	Houston, TX	100 %	318,170	100 %	100 %	8,581	8,900
2201 Lake Woodlands Drive	Houston, TX	100 %	24,119	100 %	100 %	525	570
Lakefront North	Houston, TX	100 %	258,058	85 %	97 %	2,110	6,458
8770 New Trails	Houston, TX	100 %	180,000	100 %	100 %	5,410	4,400
9303 New Trails	Houston, TX	100 %	97,967	72 %	72 %	1,443	1,525
3831 Technology Forest Drive	Houston, TX	100 %	95,078	100 %	100 %	2,646	2,625
3 Waterway Square	Houston, TX	100 %	232,021	91 %	91 %	5,646	6,500
4 Waterway Square	Houston, TX	100 %	218,551	77 %	77 %	4,379	6,857
1201 Lake Robbins Tower (d)	Houston, TX	100 %	805,993	100 %	100 %	26,333	25,000
1400 Woodloch Forest	Houston, TX	100 %	95,667	62 %	67 %	463	1,500
10 - 70 Columbia Corporate Center	Columbia, MD	100 %	889,516	82 %	87 %	13,084	14,330
Columbia Office Properties	Columbia, MD	100 %	63,831	52 %	84 %	486	1,402
One Mall North	Columbia, MD	100 %	96,977	59 %	59 %	1,296	1,947
One Merriweather	Columbia, MD	100 %	206,632	100 %	100 %	5,755	5,403
Two Merriweather	Columbia, MD	100 %	124,016	98 %	98 %	2,433	3,100
Aristocrat	Las Vegas, NV	100 %	181,534	100 %	100 %	4,395	4,520
One Summerlin	Las Vegas, NV	100 %	206,279	95 %	98 %	6,414	6,437
Two Summerlin	Las Vegas, NV	100 %	144,615	100 %	100 %	4,013	3,935
Total Office			**5,286,448**			**$ 116,627**	**$ 132,724**
Retail							
Creekside Village Green	Houston, TX	100 %	74,670	85 %	87 %	$ 2,509	$ 2,000
Hughes Landing Retail	Houston, TX	100 %	125,798	89 %	93 %	3,686	4,988
1701 Lake Robbins	Houston, TX	100 %	12,376	100 %	100 %	558	540
Lake Woodlands Crossing Retail	Houston, TX	100 %	60,261	85 %	85 %	1,280	1,668
Lakeland Village Center at Bridgeland	Houston, TX	100 %	67,947	78 %	87 %	1,464	1,700
20/25 Waterway Avenue	Houston, TX	100 %	50,062	98 %	98 %	1,891	2,000
Waterway Garage Retail	Houston, TX	100 %	21,513	100 %	100 %	1,103	600
2000 Woodlands Parkway	Houston, TX	100 %	7,900	100 %	100 %	315	273
Columbia Regional Building	Columbia, MD	100 %	89,199	100 %	100 %	2,509	2,312
Merriweather District Area 3 Standalone Restaurant	Columbia, MD	100 %	10,700	100 %	100 %	532	400
Ward Village Retail	Honolulu, HI	100 %	907,375	85 %	89 %	19,005	26,067
Downtown Summerlin (e)	Las Vegas, NV	100 %	800,140	97 %	99 %	24,779	26,300
Total Retail			**2,227,941**			**$ 59,631**	**$ 68,848**

HOWARD HUGHES

15

Stabilized Properties - Operating Assets Segment (cont.)

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q2 2022 % Occ.(a) Rentable Sq. Ft.	Q2 2022 % Occ.(a) Units	Q2 2022 % Leased (a) Rentable Sq. Ft.	Q2 2022 % Leased (a) Units	Annualized Q2 2022 NOI (b) (c)	Est. Stabilized NOI (b)
Multi-family										
Creekside Park Apartments	Houston, TX	100 %	—	292	n/a	97 %	n/a	98 %	$ 2,787	$ 3,000
Creekside Park The Grove	Houston, TX	100 %	—	360	n/a	98 %	n/a	100 %	4,778	4,778
Lakeside Row	Houston, TX	100 %	—	312	n/a	94 %	n/a	97 %	3,400	3,875
Millennium Six Pines Apartments	Houston, TX	100 %	—	314	n/a	93 %	n/a	95 %	3,508	4,500
Millennium Waterway Apartments	Houston, TX	100 %	—	393	n/a	93 %	n/a	95 %	3,250	4,600
One Lakes Edge	Houston, TX	100 %	22,971	390	81 %	94 %	96 %	95 %	7,170	7,200
The Lane at Waterway	Houston, TX	100 %	—	163	n/a	96 %	n/a	99 %	2,399	3,500
Two Lakes Edge	Houston, TX	100 %	11,448	386	75 %	94 %	100 %	95 %	7,635	8,529
Juniper Apartments	Columbia, MD	100 %	55,693	382	25 %	96 %	70 %	97 %	6,725	9,162
The Metropolitan Downtown Columbia	Columbia, MD	50 %	13,591	380	100 %	94 %	100 %	98 %	3,160	3,160
m.flats/TEN.M	Columbia, MD	50 %	28,026	437	100 %	95 %	100 %	95 %	3,984	4,008
Constellation Apartments	Las Vegas, NV	100 %	—	124	n/a	93 %	n/a	94 %	2,096	2,400
Tanager Apartments	Las Vegas, NV	100 %	—	267	n/a	93 %	n/a	94 %	5,110	5,148
Total Multi-family (f)			**131,729**	**4,200**					**$ 56,002**	**$ 63,860**
Other										
Hughes Landing Daycare	Houston, TX	100 %	10,000	—	100 %	— %	100 %	— %	$ 250	$ 281
The Woodlands Warehouse	Houston, TX	100 %	125,801	—	100 %	— %	100 %	— %	1,394	1,516
HHC 242 Self-Storage	Houston, TX	100 %	—	633	n/a	97 %	n/a	98 %	712	713
HHC 2978 Self-Storage	Houston, TX	100 %	—	729	n/a	97 %	n/a	99 %	683	684
Woodlands Sarofim #1	Houston, TX	20 %	n/a	n/a	n/a	n/a	n/a	n/a	16	250
Stewart Title of Montgomery County, TX	Houston, TX	50 %	n/a	n/a	n/a	n/a	n/a	n/a	2,384	2,384
The Woodlands Ground Leases	Houston, TX	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,297	2,298
Kewalo Basin Harbor	Honolulu, HI	100 %	n/a	n/a	n/a	n/a	n/a	n/a	2,019	2,183
Hockey Ground Lease	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	579	582
Summerlin Hospital Medical Center	Las Vegas, NV	5 %	n/a	n/a	n/a	n/a	n/a	n/a	4,638	4,638
Las Vegas Ballpark (g)	Las Vegas, NV	100 %	n/a	n/a	n/a	n/a	n/a	n/a	9,005	9,051
Other Assets	Various	100 %	n/a	n/a	n/a	n/a	n/a	n/a	765	1,076
Total Other			**135,801**	**1,362**					**$ 24,742**	**$ 25,656**
Total Stabilized									**$ 257,002**	**$ 291,088**

(a) Percentage Occupied and Percentage Leased are as of June 30, 2022.
(b) For Stabilized Properties, the difference between Annualized NOI and Stabilized NOI is attributable to a number of factors which may include temporary abatements, timing of lease turnovers, free rent and other market factors.
(c) To better reflect the full-year performance of the properties, the impacts of certain prior period accruals and adjustments included in Q2 2022 NOI were not annualized.
(d) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway. 9950 Woodloch Forest is an unstabilized property as of June 30, 2022.
(e) Downtown Summerlin rentable sq. ft. excludes 381,767 sq. ft. of anchor space and 40,846 sq. ft. of office space.
(f) Multi-Family square feet represent ground floor retail whereas multi-family units represent residential units for rent.
(g) The Las Vegas Ballpark presentation is inclusive of the results from both the stadium operations and those of our wholly owned team, the Las Vegas Aviators. Annualized NOI is based on a trailing 12-month calculation due to seasonality.

HOWARD HUGHES

16

Unstabilized Properties - Operating Assets Segment

thousands except Sq. Ft. and units	Location	% Ownership	Rentable Sq. Ft.	Units	Q2 2022 % Occ.(a) Rentable Sq. Ft.	Q2 2022 % Occ.(a) Units	Q2 2022 % Leased (a) Rentable Sq. Ft.	Q2 2022 % Leased (a) Units	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Annualized Q2 2022 NOI	Est. Stabilized NOI (b)	Est. Stab. Date	Est. Stab. Yield
Office														
9950 Woodloch Forest (c)(d)	Houston, TX	100 %	595,336	—	44 %	n/a	48 %	n/a	$ 164,459	$ 210,971	$ (374)	$ 17,900	2022	8 %
6100 Merriweather	Columbia, MD	100 %	319,200	—	67 %	n/a	94 %	n/a	117,757	138,221	3,934	9,200	2022	7 %
Total Office			**914,536**	**—**					**$ 282,216**	**$ 349,192**	**$ 3,560**	**$ 27,100**		
Retail														
A'ali'i (e)	Honolulu, HI	100 %	11,117	—	79 %	n/a	79 %	n/a	$ —	$ —	$ (25)	$ 637	2024	— %
Creekside Park West	Houston, TX	100 %	72,977	—	72 %	n/a	78 %	n/a	19,648	20,777	942	2,200	2022	11 %
Total Retail			**84,094**	**—**					**$ 19,648**	**$ 20,777**	**$ 917**	**$ 2,837**		
Total Unstabilized									**$ 301,864**	**$ 369,969**	**$ 4,477**	**$ 29,937**		

(a) Percentage Occupied and Percentage Leased are as of June 30, 2022.
(b) Company estimates of stabilized NOI are based on current leasing velocity, excluding inflation and organic growth.
(c) 9950 Woodloch Forest development costs incurred and estimated total cost are inclusive of acquisition and tenant lease-up costs.
(d) 1201 Lake Robbins and 9950 Woodloch Forest, are collectively known as The Woodlands Towers at the Waterway. 1201 Lake Robbins is a stabilized property as of June 30, 2022, as Occidental Petroleum has leased 100% of the building through 2032.
(e) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.

HOWARD HUGHES

HH

17

Under Construction Projects - Strategic Developments Segment

thousands except Sq. Ft. and units	Location	% Ownership	Est. Rentable Sq. Ft.	Percent Pre-Leased (a)	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Office										
Creekside Park Medical Plaza	Houston, TX	100 %	33,000	— %	Q1 2022	2024	$ 3,012	$ 10,351	$ 792	8 %
Memorial Hermann Health System Build-to-Suit	Houston, TX	100 %	20,000	100 %	Q4 2021	2023	3,355	6,237	596	10 %
1700 Pavilion	Las Vegas, NV	100 %	267,000	39 %	Q2 2021	2025	71,370	121,515	8,374	7 %
Total Office			**320,000**				**$ 77,737**	**$ 138,103**	**$ 9,762**	
Retail										
Kō'ula (c)	Honolulu, HI	100 %	36,800	8 %	Q3 2019	2025	$ —	$ —	$ 1,281	— %
Total Retail			**36,800**				**$ —**	**$ —**	**$ 1,281**	

in thousands except Sq. Ft. and units	Location	% Ownership	# of Units	Monthly Est. Rent Per Unit	Const. Start Date	Est. Stabilized Date (b)	Develop. Costs Incurred	Est. Total Cost (Excl. Land)	Est. Stabilized NOI	Est. Stab. Yield
Multi-family										
Marlow	Columbia, MD	100 %	472	$ 1,984	Q1 2021	2026	$ 68,334	$ 130,490	$ 9,325	7 %
Starling at Bridgeland	Houston, TX	100 %	358	1,622	Q4 2020	2025	38,977	60,572	4,360	7 %
Tanager Echo	Las Vegas, NV	100 %	294	2,148	Q2 2021	2026	41,573	86,853	5,899	7 %
Wingspan (d)	Houston, TX	100 %	263	2,460	Q2 2022	2026	873	86,548	4,858	6 %
Total Multi-family			**1,387**				**$ 149,757**	**$ 364,463**	**$ 24,442**	
Total Under Construction							**$ 227,494**	**$ 502,566**	**$ 35,485**	

(a) Represents leases signed as of June 30, 2022, and is calculated as the total leased square feet divided by total leasable square feet, expressed as a percentage.
(b) Represents management's estimate of the first quarter of operations in which the asset may be stabilized.
(c) Condominium retail Develop. Cost Incurred and Est. Total Costs (Excl. Land) are combined with their respective condominium costs on page 20 and 21 of this supplement.
(d) Wingspan is our first single-family rental community in Bridgeland. The project, which will include 263 homes, is expected to start welcoming residents in late 2023.

HOWARD HUGHES

18

Seaport Operating Performance

Q2 2022 *thousands except sq. ft. and percentages*	Landlord Operations (a) Historic District & Pier 17	Landlord Operations (a) Multi-Family (d)	Managed Businesses (b) Historic District & Pier 17	Managed Businesses (b) Tin Building (e)	Events, Sponsorships & Catering Business (c)	Q2 2022 Total
Revenues						
Rental revenue (f)	$ 4,676	$ 223	$ —	$ —	$ —	$ 4,899
Tenant recoveries	208	—	—	—	—	208
Other rental and property (expense) revenue	—	(1)	13,867	—	8,117	21,983
Total Revenues	4,884	222	13,867	—	8,117	27,090
Expenses						
Other property operating costs (f)	(7,954)	(16)	(12,098)	—	(7,706)	(27,774)
Total Expenses	(7,954)	(16)	(12,098)	—	(7,706)	(27,774)
Seaport NOI	$ (3,070)	$ 206	$ 1,769	$ —	$ 411	$ (684)
Company's Share NOI - Equity Investees	—	—	611	(3,633)	—	(3,022)
Total Seaport NOI (g)	$ (3,070)	$ 206	$ 2,380	$ (3,633)	$ 411	$ (3,706)
Rentable Sq. Ft. / Units						
Total Sq. Ft. / units	346,136	13,000 / 21	50,970	53,783	21,077	
Leased Sq. Ft. / units (h)	196,497	— / 21	50,970	53,783	21,077	
% Leased or occupied (h)	57 %	— % / 100 %	100 %	100 %	100 %	
Development						
Development costs incurred	$ 562,567	$ —	$ —	$ 186,295	$ —	$ 748,862
Estimated total costs (excl. land)	$ 594,368	$ —	$ —	$ 194,613	$ —	$ 788,981

(a) Landlord operations represents physical real estate developed and owned by HHC and leased to third parties.
(b) Managed businesses represents retail and food and beverage businesses that HHC owns, either wholly or through joint ventures, and operates, including license and management agreements. For the three months ended June 30, 2022, our managed businesses include, among others, The Fulton, The Greens, Mister Dips, Carne Mare and Malibu Farm. Managed businesses also includes our equity share of NOI from Ssäm Bar, The Tin Building by Jean-Georges and Jean-Georges Restaurants.
(c) Events, sponsorships & catering business includes private events, catering, sponsorships, concert series and other rooftop activities.
(d) Multi-family represents 85 South Street which includes base level retail in addition to residential units.
(e) The Company owns 100% of the Tin Building and has leased 100% of the space to The Tin Building by Jean-Georges joint venture. The core and shell of the building was completed as of December 31, 2021, and the building is expected to open in the third quarter of 2022.
(f) Rental revenue and expense earned from and paid by businesses we own and operate is eliminated in consolidation.
(g) See page 34 for the reconciliation of Seaport NOI.
(h) The percent leased for Historic District & Pier 17 landlord operations includes agreements with terms of less than one year.

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19

Ward Village - Sold Out Condominiums

As of June 30, 2022	Anaha	Ae'o	Ke Kilohana (a)	Victoria Place	Total
Key Metrics (*$ in thousands*)					
Type of building	Luxury	Upscale	Workforce	Luxury	
Number of units	317	465	423	349	1,554
Avg. unit Sq. Ft.	1,417	838	696	1,164	991
Condo Sq. Ft.	449,205	389,663	294,273	406,351	1,539,492
Street retail Sq. Ft.	16,048	70,800	28,386	n/a	115,234
Stabilized retail NOI	$1,200	$2,400	$1,200	n/a	$4,800
Stabilization year	2020	2019	2020	n/a	
Development progress (*$ in thousands*)					
Status	Opened	Opened	Opened	Under Construction	
Start date	Q4 2014	Q1 2016	Q4 2016	Q1 2021	
Completion date	Q4 2017	Q4 2018	Q2 2019	2024	
Total development cost	$403,974	$430,737	$218,406	$503,271	$1,556,388
Cost-to-date	403,524	429,764	216,657	120,473	1,170,418
Remaining to be funded	$450	$973	$1,749	$382,798	$385,970
Financial Summary (*$ in thousands*)					
Units closed (through Q2 2022)	317	465	423	—	1,205
Units under contract (through Q2 2022)	—	—	—	349	349
Total % of units closed or under contract	100.0%	100.0%	100.0%	100.0%	100.0%
Units closed (current quarter)	—	—	—	—	—
Units under contract (current quarter)	—	—	—	1	1
Square footage closed or under contract (total)	449,205	389,663	294,273	406,351	1,539,492
Total % square footage closed or under contract	100.0%	100.0%	100.0%	100.0%	100.0%
Total cash received (closings & deposits)	$515,872	$512,770	$218,536	$157,355	$1,404,533
Total GAAP revenue recognized	$515,872	$512,770	$218,536	$—	$1,247,178
Total future GAAP revenue for units under contract	$—	$—	$—	$774,584	$774,584
Deposit Reconciliation (*thousands*)					
Spent towards construction	$—	$—	$—	$46,801	$46,801
Held for future use (c)	—	—	—	110,554	110,554
Total deposits from sales commitment	$—	$—	$—	$157,355	$157,355

(a) Ke Kilohana consists of 375 workforce units and 48 market rate units.

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20

Ward Village - Completed or Under Construction Condominiums Remaining to be Sold

As of June 30, 2022	Waiea	‘A‘ali‘i	Kō'ula	Total
Key Metrics (*$ in thousands*)				
Type of building	Luxury	Upscale	Upscale	
Number of units	177	750	565	1,492
Avg. unit Sq. Ft.	2,138	520	725	790
Condo Sq. Ft.	378,488	390,097	409,612	1,178,197
Street retail Sq. Ft. (a)	7,716	11,117	36,800	55,633
Stabilized retail NOI	$453	$637	$1,281	$2,371
Stabilization year	2017	2024	2025	
Development progress (*$ in thousands*)				
Status	Opened	Opened	Under Construction	
Start date	Q2 2014	Q4 2018	Q3 2019	
Completion / Est. Completion date	Q4 2016	Q4 2021	Q3 2022	
Total development cost	$598,664	$394,908	$487,039	$1,480,611
Cost-to-date	510,214	376,495	341,498	1,228,207
Remaining to be funded	$88,450	$18,413	$145,541	$252,404
Financial Summary (*$ in thousands*)				
Units closed (through Q2 2022)	176	706	—	882
Units under contract (through Q2 2022)	—	4	544	548
Units remaining to be sold (through Q2 2022)	1	40	21	62
Total % of units closed or under contract	99.4%	94.7%	96.3%	95.8%
Units closed (current quarter)	1	19	—	20
Units under contract (current quarter)	—	15	27	42
Square footage closed or under contract (total)	377,311	358,606	397,943	1,133,860
Total % square footage closed or under contract	99.7%	91.9%	97.2%	96.2%
Total cash received (closings & deposits)	$696,578	$491,094	$136,168	$1,323,840
Total GAAP revenue recognized	$696,393	$490,310	$—	$1,186,703
Total future GAAP revenue for units under contract	$—	$4,218	$616,056	$620,274
Expected avg. price per Sq. Ft.	$1,900 - $1,950	$1,300 - $1,350	$1,500 - $1,550	
Deposit Reconciliation (*thousands*)				
Spent towards construction	$—	$—	$117,751	$117,751
Held for future use (b)	—	—	18,417	18,417
Total deposits from sales commitment	$—	$—	$136,168	$136,168

Target condo profit margin across all sold and remaining to be sold condos at completion (excluding land cost) is approximately 30%.

(a) Expected construction cost per retail square foot for all sold and remaining to be sold condos is approximately $1,100.

(b) Total deposits held for future use are presented above only for projects under construction and are included in Restricted cash on the balance sheet.

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21

Summary of Remaining Development Costs

As of June 30, 2022 *thousands*	Location	Total Estimated Costs (a)	Costs Paid Through June 30, 2022	Estimated Remaining to be Spent	Remaining Buyer Deposits/ Holdback to be Drawn	Debt to be Drawn (b)	Costs Remaining to be Paid, Net of Debt and Buyer Deposits/ Holdbacks to be Drawn (c)	Estimated Completion Date
Operating Assets		(A)	(B)	(A) - (B) = (C)	(D)	(E)	(C) - (D) - (E) = (F)	
6100 Merriweather (d)	Columbia, MD	$ 138,221	$ 117,757	$ 20,464	$ —	$ 22,222	$ (1,758)	Open
Juniper Apartments (d)	Columbia, MD	116,386	106,358	10,028	—	11,173	(1,145)	Open
Total Operating Assets		254,607	224,115	30,492	—	33,395	(2,903)	
Seaport Assets								
Pier 17 and Historic District Area / Uplands (d)	New York, NY	594,368	562,567	31,801	—	—	31,801	Open
Tin Building	New York, NY	194,613	186,295	8,318	—	—	8,318	Q3 2022
Total Seaport Assets		788,981	748,862	40,119	—	—	40,119	
Strategic Developments								
Creekside Park Medical Plaza (e)	Houston, TX	10,351	3,012	7,339	—	7,644	(305)	Q4 2022
Marlow	Columbia, MD	130,490	68,334	62,156	—	62,049	107	Q3 2022
Memorial Hermann Health System Build-to-Suit (e)	Houston, TX	6,237	3,355	2,882	—	2,886	(4)	Q3 2022
Starling at Bridgeland (e)	Houston, TX	60,572	38,977	21,595	—	21,704	(109)	Q3 2022
1700 Pavilion (e)	Las Vegas, NV	121,515	71,370	50,145	—	53,922	(3,777)	Q4 2022
Tanager Echo (e)	Las Vegas, NV	86,853	41,573	45,280	—	47,070	(1,790)	Q1 2023
Wingspan (f)	Houston, TX	86,548	873	85,675	—	—	85,675	2024
'A'ali'i	Honolulu, HI	394,908	376,495	18,413	—	—	18,413	Open
Kō'ula	Honolulu, HI	487,039	341,498	145,541	6,830	106,149	32,562	Q3 2022
Victoria Place (g)	Honolulu, HI	503,271	120,473	382,798	103,841	303,630	(24,673)	2024
Waiea (h)	Honolulu, HI	598,664	510,214	88,450	—	—	88,450	Open
Total Strategic Developments		2,486,448	1,576,174	910,274	110,671	605,054	194,549	
Combined Total		$ 3,530,036	$ 2,549,151	$ 980,885	$ 110,671	$ 638,449	$ 231,765	

See page 4 for definition of Remaining Development Costs.

(a) Total Estimated Costs represent all costs to be incurred on the project which include construction costs, demolition costs, marketing costs, capitalized leasing, payroll or project development fees, deferred financing costs and advances for certain accrued costs from lenders and excludes land costs and capitalized corporate interest allocated to the project. Total Estimated Costs for assets at Ward Village and Columbia exclude master plan infrastructure and amenity costs at Ward Village and Merriweather District.
(b) With respect to our condominium projects, remaining debt to be drawn is reduced by deposits utilized for construction.
(c) We expect to be able to meet our cash funding requirements with a combination of existing and anticipated construction loans, condominium buyer deposits, free cash flow from our Operating Assets and MPC segments, net proceeds from condominium sales, our existing cash balances and as necessary, the postponement of certain projects.
(d) Final completion is dependent on lease-up and tenant build-out.
(e) Negative balance relates to costs paid by HHC, but not yet reimbursed by our lenders. We expect to receive funds from our lenders for these costs in the future.
(f) We expect to secure financing to fund this development in the second half of 2022.
(g) The negative balance represents equity that will be paid out as loan proceeds in Q1 2023. Until that period, costs remaining (net of debt) will reflect a negative balance.
(h) Total estimated cost includes $139.2 million for warranty repairs. However, we anticipate recovering a substantial amount of these costs in the future, which is not reflected in this schedule.

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22

Portfolio Key Metrics

	MPC Regions								Non-MPC Regions		
As of June 30, 2022	The Woodlands Houston, TX	The Woodlands Hills Houston, TX	Bridgeland Houston, TX	Summerlin Las Vegas, NV	Douglas Ranch Phoenix, AZ	Trillium Phoenix, AZ	Columbia Columbia, MD	Total MPC Regions	Hawai'i Honolulu, HI	Seaport New York, NY	Total Non-MPC
Stabilized Properties											
Office Sq.Ft.	3,373,048	—	—	532,428	—	—	1,380,972	5,286,448	—	—	—
Retail Sq. Ft. (a)	386,999	—	67,947	800,140	—	—	197,209	1,452,295	907,375	13,000	920,375
Multi-family units	2,298	—	312	391	—	—	1,199	4,200	—	21	21
Self-Storage Units	1,362	—	—	—	—	—	—	1,362	—	—	—
Other Sq. Ft.	135,801	—	—	—	—	—	—	135,801	—	—	—
Unstabilized Properties											
Office Sq.Ft.	595,336	—	—	—	—	—	319,200	914,536	—	188,450	188,450
Retail Sq.Ft.	72,977	—	—	—	—	—	—	72,977	11,117	229,733	240,850
Under Construction Properties											
Office Sq.Ft.	53,000	—	—	267,000	—	—	—	320,000	—	—	—
Retail Sq.Ft.	—	—	—	—	—	—	32,000	32,000	36,800	53,783	90,583
Multi-family units	—	—	621	294	—	—	472	1,387	—	—	—
Residential Land											
Total gross acreage/condos (b)	28,545 ac	2,055 ac	11,506 ac	22,500 ac	33,810 ac	3,029 ac	16,450 ac	117,895 ac	3,046	n/a	3,046
Current Residents (b)	120,000	1,600	17,500	120,000	—	—	112,000	371,100	n/a	n/a	—
Remaining saleable acres/ condos under construction or complete	32 ac	1,181 ac	2,408 ac	2,494 ac	17,770 ac	1,230 ac	n/a	25,115 ac	62	n/a	62
Estimated price per acre (c)	$1,983,000	$315,000	$494,000	$977,000	$332,000	$305,000	n/a		n/a	n/a	
Commercial Land											
Total acreage remaining	749 ac	167 ac	1,336 ac	808 ac	9,578 ac	337 ac	96 ac	13,071 ac	n/a	n/a	—
Estimated price per acre (c)	$961,000	$515,000	$629,000	$1,039,000	$204,000	$173,000	$580,000		n/a	n/a	

Portfolio Key Metrics include 100% of square footage and units associated with joint venture projects. Retail space in Multi-family assets shown as Retail square feet.

(a) Retail Sq. Ft. within the Summerlin region excludes 381,767 Sq. Ft. of anchors and 40,846 Sq. Ft of additional office space above our retail space.
(b) Acreage and current residents shown as of December 31, 2021.
(c) Residential and commercial pricing represents the Company's estimate of price per acre per its 2022 land models.

HOWARD HUGHES

23

HOWARD HUGHES 24 Master Planned Community Land Consolidated MPC Segment EBT The Woodlands The Woodlands Hills Bridgeland Summerlin Douglas Ranch Columbia Total Trillium (a) thousands Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Revenues: Residential land sale revenues $ — $ 349 $ 7,117 $ 6,050 $ 25,185 $ 10,663 $ 51,451 $ 36,203 $ — $ — $ — $ — $ 83,753 $ 53,265 $ — $ — Commercial land sale revenues — 827 1,226 — — — — 4,250 — — — — 1,226 5,077 — — Builder price participation 635 85 1,382 260 1,988 546 14,466 10,496 — — — — 18,471 11,387 — — Other land sale revenues 251 305 — 49 76 448 4,295 4,047 38 — — — 4,660 4,849 — — Total revenues 886 1,566 9,725 6,359 27,249 11,657 70,212 54,996 38 — — — 108,110 74,578 — — Expenses: Cost of sales - residential land — (188) (2,925) (2,420) (7,178) (2,872) (20,657) (16,968) — — — — (30,760) (22,448) — — Cost of sales - commercial land — (174) (503) — — — — (2,236) — — — — (503) (2,410) — — Real estate taxes (967) (972) (16) (36) (936) (693) (611) (550) (8) — (149) (145) (2,687) (2,396) (116) — Land sales operations (4,063) (2,550) (739) (666) (2,163) (1,354) (3,501) (1,983) (198) — (522) (98) (11,186) (6,651) (130) — Total operating expenses (5,030) (3,884) (4,183) (3,122) (10,277) (4,919) (24,769) (21,737) (206) — (671) (243) (45,136) (33,905) (246) — Depreciation and amortization (34) (34) (2) (2) (33) (35) (23) (27) — — — — (92) (98) (4) — Interest income (expense), net 329 (442) 482 386 3,845 4,930 7,127 5,741 — — — — 11,783 10,615 (54) — Other (loss) income, net — — — — — — — — 23 — — — 23 — Equity in earnings (losses) from real estate and other affiliates (b) — — — — — — (3,271) 18,641 (151) — — — (3,422) 18,641 — — MPC Segment EBT $ (3,849) $ (2,794) $ 6,022 $ 3,621 $ 20,784 $ 11,633 $ 49,276 $ 57,614 $ (296) $ — $ (671) $ (243) $ 71,266 $ 69,831 $ (304) $ — (a) This represents 100% of Trillium EBT. The Company owns a 50% interest in Trillium and accounts for its investment under the equity method. (b) Equity in earnings (losses) from real estate and other affiliates for Douglas Ranch reflects our share of earnings in our Trillium joint venture and for Summerlin our share of earnings in The Summit joint venture. MPC Performance

HOWARD HUGHES 25 Master Planned Community Land Consolidated MPC Segment The Woodlands The Woodlands Hills Bridgeland Summerlin Douglas Ranch Columbia Trillium (a) thousands Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Q2 2022 Q2 2021 Key Performance Metrics: Residential Total acres closed in current period — 1.5 ac 19.7 ac 18.5 ac 43.7 ac 24.6 ac 48.2 ac 49.1 ac — — — — — — Price per acre achieved NM $233 $361 $327 $576 $427 $1,073 $807 NM NM NM NM NM NM Avg. gross margins NM 46.1% 58.9% 60.0% 71.5% 73.1% 59.9% 53.1% NM NM NM NM NM NM Commercial Total acres closed in current period — 1.5 ac 8 ac — — — — 6.3 ac — — — — — — Price per acre achieved NM $551 $175 NM NM NM NM $675 NM NM NM NM NM NM Avg. gross margins NM 79.0% 59.0% NM NM NM NM 47.4% NM NM NM NM NM NM Avg. combined before-tax net margins NM 69.2% 58.9% 60.0% 71.5% 73.1% 59.9% 52.5% NM NM NM NM NM NM Key Valuation Metrics: Remaining saleable acres Residential 32 ac 1,181 ac 2,408 ac 2,494 ac 17,770 ac — 1,230 ac Commercial (b) 749 ac 167 ac 1,336 ac 808 ac 9,578 ac 96 ac 337 ac Projected est. % superpads / lot size —% / — —% / — —% / — 82% / 0.25 ac —% / — NM NM Projected est. % single-family detached lots / lot size 60% / 0.36 ac 83% / 0.21 ac 89% / 0.23 ac —% / — 81% / 0.22 ac NM 100% / 0.24 ac Projected est. % single-family attached lots / lot size 40% / 0.12 ac 17% / 0.13 ac 9% / 0.09 ac —% / — 19% / 0.11 ac NM —% / — Projected est. % custom homes / lot size —% / — —% / — 2% / 0.63 ac 18% / 0.45 ac —% / — NM —% / — Estimated builder sale velocity (blended total - TTM) (c) 4 29 63 102 NM NM NM Projected GAAP gross margin (d) 74.7% / 76.2% 58.9% / 60.0% 71.5% / 73.1% 52.8% / 52.8% 87.3% / —% NM 44.4% / —% Projected cash gross margin (d) 96.3% 86.0% 87.2% 77% 87.6% NM 60.5% Residential sellout / Commercial buildout date estimate Residential 2025 2030 2036 2039 2081 — 2033 Commercial 2034 2030 2045 2039 2081 2024 2026 (a) This represents 100% of Trillium performance and valuation metrics. The Company owns a 50% interest in Trillium and accounts for its investment under the equity method. (b) Columbia Commercial excludes 15 commercial acres held in the Strategic Developments segment in Downtown Columbia. (c) Represents the average monthly builder homes sold over the last twelve months ended June 30, 2022. (d) Projected GAAP gross margin is based on GAAP revenues and expenses which exclude revenues deferred on sales closed where revenue did not meet criteria for recognition and includes revenues previously deferred that met criteria for recognition in the current period. Gross margin for each MPC may vary from period to period based on the locations of the land sold and the related costs associated with developing the land sold. Projected cash gross margin includes all future projected revenues less all future projected development costs, net of expected reimbursable costs, and capitalized overhead, taxes and interest. NM Not meaningful. MPC Land

HOWARD HUGHES 26 Office Expirations (a) Retail Expirations (a) Expiration Year Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. Annualized Cash Rent ($ in thousands) Percentage of Annualized Cash Rent Wtd. Avg. Annualized Cash Rent Per Leased Sq. Ft. 2022 $ 7,454 3.37% $ 37.33 $ 1,140 1.37% $ 37.34 2023 9,026 4.08% 37.64 7,173 8.64% 46.52 2024 13,162 5.95% 49.32 6,169 7.43% 47.70 2025 26,378 11.92% 41.81 16,977 20.45% 53.23 2026 9,840 4.45% 40.17 6,977 8.40% 48.79 2027 31,799 14.37% 41.38 5,979 7.20% 53.39 2028 12,562 5.68% 41.52 4,641 5.59% 49.82 2029 15,160 6.85% 45.48 5,413 6.52% 50.40 2030 16,215 7.33% 38.60 4,559 5.49% 64.44 2031 5,050 2.28% 47.37 4,707 5.67% 55.71 Thereafter 74,611 33.72% 51.15 19,281 23.24% 59.21 Total $ 221,257 100.00% $ 83,016 100.00% (a) Excludes leases with an initial term of 12 months or less. Also excludes Seaport leases. Office and Retail Lease Expirations Total Office and Retail Portfolio as of June 30, 2022 % o f A nn ua liz ed C as h R en t E xp iri ng Houston Summerlin Columbia Hawaii Other Office 2022 Retail 2022 Office 2023 Retail 2023 Office 2024 Retail 2024 Office 2025 Retail 2025 Office 2026 Retail 2026 Office 2027 Retail 2027 Office 2028 Retail 2028 Office 2029 Retail 2029 Office 2030 Retail 2030 Office 2031 Retail 2031 Office 2032+ Retail 2032+ 0% 6% 12% 18% 24% 30% Lease Expirations

HOWARD HUGHES 27 Acquisition / Disposition Activity thousands except rentable Sq. Ft. / Units / Acres Q2 2022 Acquisitions Date Acquired Property % Ownership Location Acres Acquisition Price No acquisition activity to report for Q2 2022 Q2 2022 Dispositions Date Sold Property % Ownership Location Acres / Rentable Sq. Ft. Sale Price June 16, 2022 Outlet Collection at Riverwalk 100% New Orleans, LA 264,080 sq. ft. $34.0 million June 17, 2022 Noncontrolling interest in Douglas Ranch (a) Phoenix, AZ (a) $50.0 million Acquisition/Disposition Activity (a) The October 2021 purchase of Douglas Ranch included an option for the seller, or permitted assignee, to repurchase up to 50% interest in the Douglas Ranch. Pursuant to the original purchase agreement, $33.8 million was withheld at the initial closing to be applied at against the seller's purchase price upon exercise of the option. On June 17, 2022, the seller’s assignee, JDM Member, exercised the minimum purchase option and purchased a 9.24% interest in Douglas Ranch for $50.0 million, inclusive of the $33.8 million previously held in escrow. JDM Member also paid an additional $10.0 million for the option to repurchase up to the remaining 40.76% interest in Douglas Ranch for $220.5 million on or before August 18, 2022, with no additional minimum interest purchase requirement. As of June 30, 2022, Douglas Ranch is a consolidated variable interest entity with member equity interest of 90.76% for the Company and 9.24% for JDM Member.

Other Assets

Property Name	City, State	% Ownership	Acres	Notes
West End Alexandria (formerly Landmark Mall)	Alexandria, VA	58.33%	41.1	In June 2021, a Contribution Agreement was executed by and between affiliates of HHC, Seritage, and Foulger-Pratt which establishes a framework for a joint venture to redevelop the 52-acre site previously known as Landmark Mall in Alexandria, VA. In July, the Alexandria City Council unanimously approved the redevelopment agreements which will result in up to approximately four million square feet of residential, retail, commercial and entertaiment offerings intergrated into a cohesive neighborhood with a central plaza, a network of parks and public transportation. The development will be anchored by a new state-of-the-art Inova Hospital and medical campus. Alexandria City Council approved the use of $54 million in public bond financing to allow the City to acquire the land for the hospital and lease it to Inova, as well as $86 million in public bond financing for site preparation and infrastructure at the site and adjacent Duke Street and Van Dorn Street corridors. West End Alexandria executed a Purchase and Sale Agreement with the City of Alexandria to sell approximately 11 acres to the City of Alexandria for $54 million for the Inova Hospital and medical campus. Foulger-Pratt will manage construction of the development. Demolition on the remaining 41 acres began in the second quarter of 2022, with completion of the first buildings expected in 2025.
Maui Ranch Land	Maui, HI	100%	20	Two, non-adjacent, ten-acre parcels zoned for native vegetation.
80% Interest in Fashion Show Air Rights	Las Vegas, NV	80%	N/A	Air rights above the Fashion Show Mall located on the Las Vegas Strip.
250 Water Street	New York, NY	100%	1	The one-acre site is situated at the entrance of the Seaport. In October 2020, we announced our comprehensive proposal for the redevelopment of 250 Water Street, which includes the transformation of this underutilized full-block surface parking lot into a mixed-use development that would include affordable and market rate apartments, community-oriented spaces and office space. This project, which includes approximately 547,000 zoning square feet, presents a unique opportunity at the Seaport to redevelop this site into a vibrant mixed-use asset, provide long-term viability to the South Street Seaport Museum and deliver much-needed affordable housing and economic stimulus to the area. In May 2021, we received approval from the New York City Landmarks Preservation Commission (LPC) on our proposed design for the 250 Water Street site and in September 2021, the New York State Supreme Court dismissed on procedural grounds a lawsuit challenging the LPC approval. We received final approvals in December 2021 through the New York City Uniform Land Use Review Procedure known as ULURP, which will allow the necessary transfer of development rights to the parking lot site. Also in December 2021, an amendment to the Seaport ground lease was executed giving the Company extension options, at the discretion of the Company, for an additional 48 years from its current expiration in 2072 until 2120. We received a building foundation permit from the New York City Department of Buildings and began initial foundation work and remediation in the second quarter of 2022. Remediation of the site as a volunteer of the New York State Brownfield Cleanup program is expected to be completed in 2023. In February 2022, an additional lawsuit was filed challenging the land use approvals previously granted to the Company under the ULURP for the redevelopment and construction of 250 Water Street. The Company is vigorously contesting the matter as it believes that these claims are without merit.

HOWARD HUGHES

28

Debt Summary

thousands	June 30, 2022	December 31, 2021
Fixed-rate debt		
Unsecured 5.375% Senior Notes due 2028	$ 750,000	$ 750,000
Unsecured 4.125% Senior Notes due 2029	650,000	650,000
Unsecured 4.375% Senior Notes due 2031	650,000	650,000
Secured mortgages, notes and loans payable	1,206,451	1,006,428
Special Improvement District bonds	64,394	69,131
Variable-rate debt (a)		
Secured mortgages, notes and loans payable, excluding condominium financing	980,498	1,039,674
Condominium financing	270,975	199,183
Secured Bridgeland Notes due 2026	275,000	275,000
Mortgages, notes and loans payable	4,847,318	4,639,416
Deferred financing costs	(46,626)	(48,259)
Total mortgages, notes and loans payable, net	$ 4,800,692	$ 4,591,157

Net Debt on a Segment Basis as of June 30, 2022 (b)

thousands	Operating Assets	Master Planned Communities	Seaport	Strategic Developments	Segment Totals	Non-Segment Amounts	Total
Mortgages, notes and loans payable, net	**$ 1,997,604**	**$ 335,091**	**$ 99,832**	**$ 343,993**	**$ 2,776,520**	**$ 2,024,172**	**$ 4,800,692**
Mortgages, notes and loans payable of real estate and other affiliates (c)	90,385	11,406	—	—	101,791	—	101,791
Less:							
Cash and cash equivalents	(77,875)	(136,955)	(8,171)	(10,113)	(233,114)	(339,660)	(572,774)
Cash and cash equivalents of real estate and other affiliates (c)	(3,583)	(24,045)	(9,901)	(11,545)	(49,074)	—	(49,074)
Special Improvement District receivables	—	(80,093)	—	—	(80,093)	—	(80,093)
Municipal Utility District receivables, net	—	(437,378)	—	—	(437,378)	—	(437,378)
TIF receivable	—	—	—	(1,469)	(1,469)	—	(1,469)
Net Debt	**$ 2,006,531**	**$ (331,974)**	**$ 81,760**	**$ 320,866**	**$ 2,077,183**	**$ 1,684,512**	**$ 3,761,695**

Consolidated Debt Maturities and Contractual Obligations by Extended Maturity Date as of June 30, 2022

thousands	Remaining in 2022	2023	2024	2025	2026	Thereafter	Total
Mortgages, notes and loans payable (d)	$ 6,632	$ 404,499	$ 391,937	$ 233,715	$ 376,982	$ 3,433,553	$ 4,847,318
Interest payments (e)	119,021	239,066	203,479	185,840	171,545	534,387	1,453,338
Ground lease and other leasing commitments	1,531	2,791	2,847	2,905	2,965	243,599	256,638
Total	**$ 127,184**	**$ 646,356**	**$ 598,263**	**$ 422,460**	**$ 551,492**	**$ 4,211,539**	**$ 6,557,294**

(a) The Company has entered into derivative instruments to manage a portion of our variable interest rate exposure. See page 30 and 31 for additional detail.
(b) Net debt is a non-GAAP financial measure that we believe is useful to our investors and other users of our financial statements as its components are important indicators of our overall liquidity, capital structure and financial position. However, it should not be used as an alternative to our debt calculated in accordance with GAAP.
(c) Each segment includes our share of the Mortgages, notes and loans payable, net and Cash and cash equivalents for all joint ventures included in Investments in real estate and other affiliates.
(d) Mortgages, notes and loans payable are presented based on extended maturity date, subject to customary extension terms.
(e) Interest is based on the borrowings that are presently outstanding and current floating interest rates.

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Property-Level Debt

thousands		Q2 2022 Principal Balance	Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate		Initial / Extended Maturity (a)
Operating Assets							
Lake Woodlands Crossing Retail	$	12,164	4.61 %	Floating/Swap	4.61 %	(d)	Jan-23
Senior Secured Credit Facility		242,174	4.61 %	Floating/Swap	4.61 %	(b),(c),(d)	Sep-23
9303 New Trails		10,071	4.88 %	Fixed	4.88 %		Dec-23
4 Waterway Square		29,494	4.88 %	Fixed	4.88 %		Dec-23
Creekside Park West		15,716	4.61 %	Floating/Swap	4.61 %	(d)	Mar-23 / Mar-24
6100 Merriweather		67,622	L+275	Floating	4.54 %		Sep-22 / Sep-24
Juniper Apartments		74,484	L+275	Floating	4.54 %		Sep-22 / Sep-24
Creekside Park The Grove		39,805	4.61 %	Floating/Swap	4.61 %	(d)	Jan-24 / Jan -25
9950 Woodloch Forest		90,597	L+195	Floating	3.74 %		Mar-25
Ae'o Retail		29,553	L+265	Floating	4.44 %		Oct-25
Ke Kilohana Retail		9,028	L+265	Floating	4.44 %		Oct-25
3831 Technology Forest Drive		19,963	4.50 %	Fixed	4.50 %		Mar-26
20/25 Waterway Avenue		14,500	S+250	Floating	4.00 %		Apr-26 / Apr-27
Kewalo Basin Harbor		11,355	L+275	Floating	4.54 %		Sep-27
Millennium Six Pines Apartments		42,500	3.39 %	Fixed	3.39 %		Aug-28
3 Waterway Square		43,986	3.94 %	Fixed	3.94 %		Aug-28
Two Summerlin		40,800	3.43 %	Floating/Swap	3.43 %	(e)	Feb-27 / Feb-29
One Lakes Edge		68,094	4.50 %	Fixed	4.50 %		Mar-29
Aristocrat		35,583	3.67 %	Fixed	3.67 %		Sep-29
Creekside Park Apartments		37,730	3.52 %	Fixed	3.52 %		Oct-29
One Hughes Landing		48,939	4.30 %	Fixed	4.30 %		Dec-29
1725 Hughes Landing Boulevard		61,207	L+395	Floating	5.74 %		Jan-27 / Jan-30
1735 Hughes Landing Boulevard		58,793	L+395	Floating	5.74 %		Jan-27 / Jan-30
Two Hughes Landing		46,762	4.20 %	Fixed	4.20 %		Dec-30
Tanager Apartments		58,500	3.13 %	Fixed	3.13 %		May-31
Lakeside Row		35,500	3.15 %	Fixed	3.15 %		Sept-31
1201 Lake Robbins		250,000	3.83 %	Fixed	3.83 %		Oct-31
Three Hughes Landing		70,000	3.55 %	Fixed	3.55 %		Dec-31
The Woodlands Warehouse		13,700	3.65 %	Fixed	3.65 %		Jan-32
8770 New Trails		35,476	4.89 %	Floating/Swap	4.89 %	(f)	Jan-32
One Merriweather		49,800	3.53 %	Fixed	3.53 %		Feb-32
Two Merriweather		25,600	3.83 %	Fixed	3.83 %		Feb-32
Millennium Waterway Apartments		51,000	3.94 %	Fixed	3.94 %		Jun-32
Two Lakes Edge		105,000	4.39 %	Fixed	4.39 %		Jun-32
The Lane at Waterway		37,500	4.85 %	Fixed	4.85 %		Jul-32
Constellation Apartments		24,200	4.07 %	Fixed	4.07 %		Jan-33
Hughes Landing Retail		33,276	3.50 %	Fixed	3.50 %		Dec-36
Columbia Regional Building		23,577	4.48 %	Fixed	4.48 %		Feb-37
Las Vegas Ballpark		45,676	4.92 %	Fixed	4.92 %		Dec-39
	$	2,009,725					

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Property-Level Debt (cont.)

thousands	Q2 2022 Principal Balance		Contract Interest Rate	Interest Rate Hedge	Current Annual Interest Rate	Initial / Extended Maturity (a)
Master Planned Communities						
Bridgeland Notes due 2026	$	275,000	S+230	Floating	3.80 %	Sep-26
	$	275,000				
Seaport						
250 Water Street	$	100,000	4.61 %	Floating/Swap	4.61 % (d)	Nov-22 / Nov-23
	$	100,000				
Strategic Developments						
Kōʻula	$	221,975	4.61 %	Floating/Swap	4.61 % (d)	Mar-23 / Mar-24
Victoria Place		49,000	L+500	Floating/Cap	6.79 % (g)	Sep-24 / Sep-26
Marlow		20,522	L+295	Floating	4.74 %	Apr-25 / Apr-26
Creekside Park Medical Plaza		253	S+205	Floating	3.55 %	Feb-25 / Feb-27
Memorial Hermann Health System Build-to-Suit		1,977	S+205	Floating	3.55 %	Feb-25 / Feb-27
Starling at Bridgeland		20,964	L+275	Floating	4.54 %	Apr-26 / Apr-27
Tanager Echo		12,430	L+290	Floating/Cap	4.69 % (h)	Sep-25 / Sep-27
1700 Pavillion		21,078	L+380	Floating/Cap	5.59 % (i)	Sep-25 / Sep-27
	$	348,199				
Total (j)	$	2,732,924				

(a) Extended maturity assumes exercise of all extension options.
(b) The following properties are included as collateral for the credit facility: 10-70 Columbia Corporate Center, One Mall North, 1701 Lake Robbins, Creekside Village Green, Lakeland Village Center at Bridgeland and certain properties at Ward Village.
(c) Balance includes zero drawn on the revolver portion of the loan that is intended for general corporate use.
(d) $615 million of outstanding debt is swapped to a fixed rate of 4.61%.
(e) Concurrent with the closing of the $40.8 million financing of Two Summerlin in the first quarter of 2022, the Company entered into an interest rate swap. The loan bears interest at Secured Overnight Financing Rate (SOFR) plus 1.75%, but is currently swapped to a fixed rate rate of 3.425%.
(f) Concurrent with the closing of the $35.5 million construction loan for 8770 New Trails in June 2019, the Company entered into an interest rate swap. The loan bears interest at LIBOR plus 2.45% but it is currently swapped to a fixed rate equal to 4.89%.
(g) In the first quarter of 2021, the Company closed on a $368.2 million construction loan for the development of Victoria Place in Ward Village, which bears interest at LIBOR, with a floor of 0.25%, plus 5.00%. Concurrently, the Company entered into interest rate cap agreements with a total notional amount of $368.2 million and a LIBOR strike rate of 2.00%.
(h) In the third quarter of 2021, the Company closed on a $59.5 million construction loan for the development of Tanager Echo, which bears interest at LIBOR, with a floor of 0.10%, plus 2.90%. The Company entered into an interest rate cap agreement with a LIBOR strike rate of 2.50%.
(i) In the third quarter of 2021, the Company closed on a $75.0 million construction loan for the development of 1700 Pavillion, which bears interest at LIBOR, with a floor of 0.10%, plus 3.80%. The Company entered into an interest rate cap agreement with a LIBOR strike rate of 2.50%.
(j) Excludes JV debt, Corporate bond debt, and SID bond debt related to Summerlin.

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HOWARD HUGHES 32 Minimum Contractual Ground Lease Payments (thousands) Future Cash Payments Pro-Rata Three months ended Remaining Year Ended Ground Leased Asset Share Expiration Date June 30, 2022 2022 December 31, 2023 Thereafter Total Seaport 100% 2072 (b) 604 1,231 2,491 244,916 248,638 Kewalo Basin Harbor 100% 2049 — 300 300 7,400 8,000 Total $ 604 $ 1,531 $ 2,791 $ 252,316 $ 256,638 (a) Initial expiration is December 31, 2072, but subject to extension options through December 31, 2120. Future cash payments are not inclusive of extension options. Summary of Ground Leases

Reconciliation of Non-GAAP Measures

Reconciliation of Operating Assets segment EBT to Total NOI							
thousands	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2021	YTD Q2 2022	YTD Q2 2021
Operating Assets segment EBT (a)	**$ 12,833**	**$ 9,248**	**$ (29,894)**	**$ 24,905**	**$ (8,517)**	**$ 22,081**	**$ (40,301)**
Add back:							
Depreciation and amortization	38,999	38,430	39,181	44,224	39,975	77,429	79,626
Interest (income) expense, net	21,318	20,118	20,212	18,027	18,152	41,436	37,152
Equity in (earnings) losses from real estate and other affiliates	(2,591)	(15,175)	30,111	15,108	10,419	(17,766)	21,823
(Gain) loss on sale or disposal of real estate and other assets, net	(4,018)	—	(27)	(39,141)	—	(4,018)	—
(Gain) loss on extinguishment of debt	363	282	471	573	46	645	882
Impact of straight-line rent	(3,101)	(2,438)	(4,685)	(936)	(3,987)	(5,539)	(9,094)
Other	158	49	(5)	215	100	207	10,239
Operating Assets NOI	**63,961**	**50,514**	**55,364**	**62,975**	**56,188**	**114,475**	**100,327**
Company's Share NOI - Equity Investees (b)	2,386	2,116	2,053	(47)	1,690	4,502	2,075
Distributions from Summerlin Hospital Investment	—	4,638	—	—	—	4,638	3,755
Total Operating Assets NOI	**$ 66,347**	**$ 57,268**	**$ 57,417**	**$ 62,928**	**$ 57,878**	**$ 123,615**	**$ 106,157**

(a) EBT excludes corporate expenses and other items that are not allocable to the segments.
(b) The Company's share of NOI related to 110 North Wacker in 2021 is calculated using our stated ownership of 23% and does not include the impact of the partnership distribution waterfall.

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HOWARD HUGHES 34 Reconciliation of Seaport segment EBT to Total NOI thousands Q2 2022 Q1 2022 Q4 2021 Q3 2021 Q2 2021 YTD Q2 2022 YTD Q2 2021 Seaport segment EBT (a) $ (12,573) $ (20,714) $ (18,146) $ (14,929) $ (12,869) $ (33,287) $ (25,343) Add back: Depreciation and amortization 7,720 7,823 7,941 9,087 7,004 15,543 13,839 Interest (income) expense, net (1,319) 47 309 (377) (187) (1,272) (289) Equity in (earnings) losses from real estate and other affiliates 5,239 3,711 291 1,009 336 8,950 688 Impact of straight-line rent (184) 1,888 367 398 463 1,704 867 Other (income) loss, net (b) 433 1,503 3,719 1,287 978 1,936 1,719 Seaport NOI (684) (5,742) (5,519) (3,525) (4,275) (6,426) (8,519) Company's Share NOI - Equity Investees (3,022) (2,575) (272) (38) (147) (5,597) (282) Total Seaport NOI $ (3,706) $ (8,317) $ (5,791) $ (3,563) $ (4,422) $ (12,023) $ (8,801) Reconciliation of Non-GAAP Measures (a) EBT excludes corporate expenses and other items that are not allocable to the segments. (b) Includes miscellaneous development-related items. Reconciliation of Non-GAAP Measures (cont.)

Reconciliation of Non-GAAP Measures (cont.)

Reconciliation of MPC Land Sales Closed to GAAP Land Sales Revenue	Three Months Ended June 30,		Six Months Ended June 30,	
thousands	2022	2021	2022	2021
Total residential land sales closed in period	$ 84,041	$ 56,525	$ 108,638	$ 91,262
Total commercial land sales closed in period	1,396	5,078	29,974	7,436
Net recognized (deferred) revenue:				
Bridgeland	—	165	10	(2,071)
Woodlands Hills	(172)	—	(172)	—
Summerlin	(4,351)	(4,469)	3,932	(1,851)
Total net recognized (deferred) revenue	(4,523)	(4,304)	3,770	(3,922)
Special Improvement District bond revenue	4,065	1,043	4,065	1,043
Total land sales revenue - GAAP basis	$ 84,979	$ 58,342	$ 146,447	$ 95,819

Reconciliation of MPC Segment EBT to MPC Net Contribution	Three Months Ended June 30,		Six Months Ended June 30,	
thousands	2022	2021	2022	2021
MPC segment EBT	$ 71,266	$ 69,831	$ 130,944	$ 133,186
Plus:				
Cost of sales - land	31,263	24,858	55,949	40,509
Depreciation and amortization	92	98	182	170
MUD and SID bonds collections, net	11,982	(291)	33,741	2,603
Distributions from real estate and other affiliates	—	100,528	—	101,672
Less:				
MPC development expenditures	(92,566)	(73,322)	(171,449)	(126,302)
Equity in (earnings) losses from real estate and other affiliates	3,422	(18,641)	(2,128)	(46,291)
MPC Net Contribution	$ 25,459	$ 103,061	$ 47,239	$ 105,547

Reconciliation of Segment EBTs to Net Income	Three Months Ended June 30,		Six Months Ended June 30,	
thousands	2022	2021	2022	2021
Operating Assets segment EBT	$ 12,833	$ (8,517)	$ 22,081	$ (40,301)
MPC segment EBT	71,266	69,831	130,944	133,186
Seaport segment EBT	(12,573)	(12,869)	(33,287)	(25,343)
Strategic Developments segment EBT	(1,726)	2,148	3,714	(19,770)
Consolidated segment EBT	69,800	50,593	123,452	47,772
Corporate income, expenses and other items	(48,368)	(46,976)	(99,849)	(112,314)
Net income (loss)	21,432	3,617	23,603	(64,542)
Net (income) loss attributable to noncontrolling interests	132	1,224	83	2,789
Net income (loss) attributable to common stockholders	$ 21,564	$ 4,841	$ 23,686	$ (61,753)

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Reconciliations of Net Income to FFO, Core FFO and AFFO

RECONCILIATIONS OF NET INCOME TO FFO *thousands except share amounts*	Q2 2022 Unaudited	Q2 2021 Unaudited	YTD Q2 2022 Unaudited	YTD Q2 2021 Unaudited
Net income attributable to common shareholders	**$ 21,564**	**$ 4,841**	**$ 23,686**	**$ (61,753)**
Adjustments to arrive at FFO:				
Segment real estate related depreciation and amortization	48,156	48,674	95,831	96,830
(Gain) loss on sale or disposal of real estate and other assets, net	(4,018)	(21,333)	(4,009)	(21,333)
Income recognized upon sale of interest in 110 North Wacker	(102)	—	4,914	—
Income tax expense adjustments:				
Gain on sale or disposal of real estate and other assets, net	920	4,608	918	4,608
Income recognized upon sale of interest in 110 North Wacker	18	—	(1,125)	—
Impairment of depreciable real estate properties	—	13,068	—	13,068
Reconciling items related to noncontrolling interests	(132)	(1,224)	(83)	(2,789)
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	1,040	2,368	2,030	4,847
FFO	**$ 67,446**	**$ 51,002**	**$ 122,162**	**$ 33,478**
Adjustments to arrive at Core FFO:				
(Gain) loss on extinguishment of debt	363	51	645	35,966
Loss on settlement of rate-lock agreement	—	—	—	9,995
Severance expenses	297	243	2,143	607
Non-real estate related depreciation and amortization	820	1,114	1,738	2,266
Straight-line amortization	(3,286)	(3,514)	(3,835)	(8,206)
Deferred income tax expense (benefit)	1,066	(1,962)	(2,934)	(23,581)
Non-cash fair value adjustments related to hedging instruments	2,646	3,041	5,981	6,014
Share-based compensation	2,393	1,949	5,860	4,116
Other non-recurring expenses (development-related marketing and demolition costs)	2,674	2,546	5,083	4,190
Our share of the above reconciling items included in earnings from unconsolidated joint ventures	152	(1,447)	231	(2,699)
Core FFO	**$ 74,571**	**$ 53,023**	**$ 137,074**	**$ 62,146**
Adjustments to arrive at AFFO:				
Tenant and capital improvements	$ (1,310)	$ (3,184)	$ (5,646)	$ (6,463)
Leasing commissions	(1,261)	(1,883)	(2,341)	(2,173)
AFFO	**$ 72,000**	**$ 47,956**	**$ 129,087**	**$ 53,510**
FFO per diluted share value	**$ 1.33**	**$ 0.91**	**$ 2.37**	**$ 0.60**
Core FFO per diluted share value	**$ 1.47**	**$ 0.95**	**$ 2.65**	**$ 1.12**
AFFO per diluted share value	**$ 1.42**	**$ 0.86**	**$ 2.50**	**$ 0.96**

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